SIFCO Industries, Inc. (“SIFCO”) Announces
First Quarter Fiscal 2023 Financial Results

Cleveland - SIFCO Industries, Inc. (NYSE American: SIF) today announced financial results for its first quarter of fiscal 2023, which ended December 31, 2022.

First Quarter Results
•Net sales in the first quarter of fiscal 2023 increased 10.7% to $21.3 million, compared with $19.2 million for the same period in fiscal 2022.
•Net loss for the first quarter of fiscal 2023 was $2.6 million, or $(0.44) per diluted share, compared with net loss of $3.7 million, or $(0.64) per diluted share, in the first quarter of fiscal 2022.
•EBITDA was $(0.7) million in the first quarter of fiscal 2023, compared with $(2.0) million in the first quarter of fiscal 2022.
•Adjusted EBITDA in the first quarter of fiscal 2023 was $(0.1) million, compared with Adjusted EBITDA of ($1.7) million in the first quarter of fiscal 2022.

Other Highlights
CEO Peter W. Knapper stated, “We are pleased to share our first quarter results, which were delayed as we recovered from the December 30 cyber incident. We look forward to sharing our results on a regular cadence. Our first quarter results reflected some return to growth that the Aerospace segment is witnessing. With Air Traffic consistently increasing and Military spending remaining robust, our primary served markets are recovering from the dip that began in 2021. We remain focused on profitably growing our business. ”

Use of Non-GAAP Financial Measures
The Company uses certain non-GAAP measures in this release. EBITDA and Adjusted EBITDA are non-GAAP financial measures and are intended to serve as supplements to results provided in accordance with accounting principles generally accepted in the United States. SIFCO Industries, Inc. believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

Forward-Looking Language
Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions, concerns with or threats of, or the consequences of, pandemics, contagious diseases or health epidemics, including COVID-19, competition and other uncertainties the Company, its customers, and the industry in which they operate have experienced and continue to experience, detailed from time to time in the Company’s Securities and Exchange Commission filings.

The Company's Annual Report on Form 10-K for the year ended September 30, 2022 and other reports filed with the Securities and Exchange Commission can be accessed through the Company's website: www.sifco.com, or on the Securities and Exchange Commission's website: www.sec.gov.

SIFCO Industries, Inc. is engaged in the production of forgings and machined components primarily for the aerospace and energy markets. The processes and services include forging, heat-treating, coating, and machining.

First Quarter ended December 31,
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,
	2022	2021
Net sales	$21,299	$19,247
Cost of goods sold	20,038	19,238
Gross profit	1,261	9
Selling, general and administrative expenses	3,280	3,536
Amortization of intangible assets	61	125
Gain on disposal of operating assets	(11)	—
Operating loss	(2,069)	(3,652)
Interest expense, net	275	115
Foreign currency exchange (gain) loss, net	(3)	5
Other expense (income), net	182	(32)
Loss before income tax expense (benefit)	(2,523)	(3,740)
Income tax expense (benefit)	66	(49)
Net loss	$(2,589)	$(3,691)

Net loss per share
Basic	$(0.44)	$(0.64)
Diluted	$(0.44)	$(0.64)

Weighted-average number of common shares (basic)	5,896	5,800
Weighted-average number of common shares (diluted)	5,896	5,800

Consolidated Condensed Balance Sheets
(Amounts in thousands, except per share data)
(Unaudited)

	December 31, 2022	September 30, 2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,157	$1,174
Receivables, net of allowance for doubtful accounts of $69 and $111, respectively	15,308	16,515
Insurance receivable	3,000	—
Contract assets	11,522	10,172
Inventories, net	8,322	8,969
Refundable income taxes	97	97
Prepaid expenses and other current assets	1,749	1,851
Total current assets	41,155	38,778
Property, plant and equipment, net	39,633	39,272
Operating lease right-of-use assets, net	14,954	15,167
Intangible assets, net	453	477
Goodwill	3,493	3,493
Other assets	79	79
Total assets	$99,767	$97,266
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$4,768	$4,379
Revolver	11,546	11,163
Short-term operating lease liabilities	807	792
Accounts payable	13,852	10,387
Accrued liabilities	6,425	5,868
Total current liabilities	37,398	32,589
Long-term debt, net of current maturities	3,542	3,508
Long-term operating lease liabilities, net of short-term	14,584	14,786
Deferred income taxes	145	137
Pension liability	4,815	4,812
Other long-term liabilities	710	744
Shareholders’ equity:
Serial preferred shares, no par value, authorized 1,000 shares	—	—
Common shares, par value $1 per share, authorized 10,000 shares; issued and outstanding shares 6,072 at December 31, 2022 and 6,040 at September 30, 2022	6,072	6,040
Additional paid-in capital	11,406	11,387
Retained earnings	29,367	31,956
Accumulated other comprehensive (loss)	(8,272)	(8,693)
Total shareholders’ equity	38,573	40,690
Total liabilities and shareholders’ equity	$99,767	$97,266

Non-GAAP Financial Measures
Presented below is certain financial information based on the Company's EBITDA and Adjusted EBITDA. References to “EBITDA” mean earnings (losses) from continuing operations before interest, taxes, depreciation and amortization, and references to “Adjusted EBITDA” mean EBITDA plus, as applicable for each relevant period, certain adjustments as set forth in the reconciliations of net income to EBITDA and Adjusted EBITDA.

Neither EBITDA nor Adjusted EBITDA is a measurement of financial performance under generally accepted accounting principles in the United States of America (“GAAP”). The Company presents EBITDA and Adjusted EBITDA because management believes that they are useful indicators for evaluating operating performance and liquidity, including the Company’s ability to incur and service debt and it uses EBITDA to evaluate prospective acquisitions. Although the Company uses EBITDA and Adjusted EBITDA for the reasons noted above, the use of these non-GAAP financial measures as analytical tools has limitations. Therefore, reviewers of the Company’s financial information should not consider them in isolation, or as a substitute for analysis of the Company's results of operations as reported in accordance with GAAP. Some of these limitations include:
•Neither EBITDA nor Adjusted EBITDA reflects the interest expense, or the cash requirements necessary to service interest payments on indebtedness;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor Adjusted EBITDA reflects any cash requirements for such replacements;
•The omission of the substantial amortization expense associated with the Company’s intangible assets further limits the usefulness of EBITDA and Adjusted EBITDA; and
•Neither EBITDA nor Adjusted EBITDA includes the payment of taxes, which is a necessary element of operations.
Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to the Company to invest in the growth of its businesses. Management compensates for these limitations by not viewing EBITDA or Adjusted EBITDA in isolation and specifically by using other GAAP measures, such as net income (loss), net sales, and operating income (loss), to measure operating performance. Neither EBITDA nor Adjusted EBITDA is a measurement of financial performance under GAAP, and neither should be considered as an alternative to net loss or cash flow from operations determined in accordance with GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may not be comparable to the calculation of similarly titled measures reported by other companies.

The following table sets forth a reconciliation of net loss to EBITDA and Adjusted EBITDA:

Dollars in thousands	Three Months Ended
	December 31,
	2022	2021
Net loss	$(2,589)	$(3,691)
Adjustments:
Depreciation and amortization expense	1,571	1,614
Interest expense, net	275	115
Income tax benefit	66	(49)
EBITDA	(677)	(2,011)
Adjustments:
Foreign currency exchange (gain) loss, net (1)	(3)	5
Other (income) loss, net (2)	182	(32)
Gain on disposal of assets (3)	(11)	—
Equity compensation (4)	122	161
LIFO impact (5)	262	176
Adjusted EBITDA	$(125)	$(1,701)

(1)Represents the gain or loss from changes in the exchange rates between the functional currency and the foreign currency in which the transaction is denominated.
(2)Represents miscellaneous non-operating income or expense, such as pension costs, grant income and loss on insurance recovery.
(3)Represents the difference between the proceeds from the sale of operating equipment and the carrying value shown on the Company's books or asset impairment of long-lived assets.
(4)Represents the equity-based compensation expense recognized by the Company under the 2016 Plan due to granting of awards, awards not vesting and/or forfeitures.
(5)Represents the change in the reserve for inventories for which cost is determined using the last-in, first-out (“LIFO”) method.

Reference to the above activities can be found in the consolidated financial statements included in Item 8 of the Company's Annual Report on Form 10-K.

Contacts
SIFCO Industries, Inc.
Thomas R. Kubera, 216-881-8600
www.sifco.com